UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006 (November 10, 2006)
ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective November 10, 2006, Bradley C. Almond, resigned as the Company’s Vice President, Chief Financial Officer, and Treasurer, in connection with his acceptance of other employment with another company in the Dallas/Fort Worth area. The Company has appointed Mr. Barry W. Wilson, age 58, the Company’s current V.P., Accounting and Corporate Controller as acting Chief Financial Officer and Treasurer to replace Mr. Almond.
     Mr. Wilson, a certified public accountant, has worked for the Company for over 14 years in a variety of accounting and finance department functions. For the last two years, Mr. Wilson has served as the Company’s V.P., Accounting and Corporate Controller and has held the primary responsibility for properly recording and reporting the Company’s financial results.
     The Company and Mr. Wilson entered into a severance agreement in connection with Mr. Wilson’s appointment as acting Chief Financial Officer and Treasurer. The severance agreement provides for the payment to Mr. Wilson of six months of his then-current base salary if his employment is terminated by the Company other than for “cause,” as such term is defined in the agreement, within two years of his appointment as acting Chief Financial Officer and Treasurer.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: November 14, 2006	By:	/s/ Barry W. Wilson
Barry W. Wilson
Chief Financial Officer and Treasurer